Exhibit 99.2

This Statement on Form 3 is filed by: (i) Prime Security Services TopCo Parent, L.P., (ii) Prime Security Services TopCo Parent GP, LLC, (iii) AP VIII Prime Security Services Holdings, L.P., (iv) AP VIII Prime Security Services Management, LLC, (v) Apollo Management, L.P., (vi) Apollo Management GP, LLC, (vii) Apollo Management Holdings, L.P., and (viii) Apollo Management Holdings GP, LLC

Name of Designated Filer:  Apollo Management Holdings GP, LLC

Date of Event Requiring Statement:  January 18, 2018

Issuer Name and Ticker or Trading Symbol:  ADT Inc. [ADT]

PRIME SECURITY SERVICES TOPCO PARENT, L.P.

By:	Prime Security Services TopCo Parent GP, LLC
its general partner

	By:	/s/ Timothy J. Whall
	Name:	Timothy J. Whall
	Title:	Chief Executive Officer

PRIME SECURITY SERVICES TOPCO PARENT GP, LLC

By:	/s/ Timothy J. Whall
Name:	Timothy J. Whall
Title:	Chief Executive Officer

AP VIII PRIME SECURITY SERVICES HOLDINGS, L.P.

By:	Prime Security Services GP, LLC
its general partner

	By:	/s/ Laurie D. Medley
	Name:	Laurie D. Medley
	Title:	Vice President

AP VIII PRIME SECURITY SERVICES MANAGEMENT, LLC

By:	/s/ Laurie D. Medley
Name:	Laurie D. Medley
Title:	Vice President

APOLLO MANAGEMENT, L.P.

By:	Apollo Management GP, LLC
its general partner

	By:	/s/ Laurie D. Medley
	Name:	Laurie D. Medley
	Title:	Vice President

APOLLO MANAGEMENT GP, LLC

By:	/s/ Laurie D. Medley
Name:	Laurie D. Medley
Title:	Vice President

APOLLO MANAGEMENT HOLDINGS, L.P.

By:	Apollo Management Holdings GP, LLC
its general partner

	By:	/s/ Laurie D. Medley
	Name:	Laurie D. Medley
	Title:	Vice President

APOLLO MANAGEMENT HOLDINGS GP, LLC

By:	/s/ Laurie D. Medley
Name:	Laurie D. Medley
Title:	Vice President